EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Troika Media Group, Inc.

We consent to the use in this Registration Statement on Form S-1 of our report dated September 28, 2021 with respect to the consolidated financial statements of Troika Media Group, Inc. as of June 30, 2021 and 2020 and for each of the years in the two-year period ended June 30, 2021 appearing in this Registration Statement.

We also consent to the references to us under the heading “Experts” in such Prospectus.

/s/ RBSM LLP

Las Vegas, Nevada

May 6, 2022